Exhibit 99.2

WEX Announces Executive Leadership Team Changes

Robert Deshaies Appointed Chief Operating Officer, Americas, effective January 1, 2022

Company Plans to Appoint Chief Operating Officer, EMEA and APAC, and Chief Digital Officer in Coming Months

PORTLAND, Maine--(BUSINESS WIRE)--October 28, 2021--WEX (NYSE: WEX), a leading financial technology service provider, today announced a reorganization of its Executive Leadership Team to better serve its customers with solutions that maximize efficiency and enable better integration across the Company’s expansive and world-class payments and tech platform.

As part of the reorganization, which will be effective January 1, 2022, Robert Deshaies has been appointed Chief Operating Officer, Americas. In this newly created role, Mr. Deshaies will oversee the strategic growth of, and collaboration across, Fleet, Health, Corporate Payments and Travel in the Americas. Mr. Deshaies joined WEX in 2014 and previously served as president of WEX’s health division, where he has been responsible for the growth and integration of the business through management of sales, marketing, business development, operations, product marketing, and customer experience.

In the coming months, the Company also expects to name a Chief Operating Officer, EMEA and APAC, to lead the Company’s strategic growth internationally, as well as a Chief Digital Officer to expand digital commerce and product development opportunities.

“Today’s announcement is an important step to ensure we are best positioned to capitalize on the tremendous growth opportunity that lies ahead,” said Melissa Smith, WEX’s Chair and Chief Executive Officer. “These changes will allow us to move our business closer to our customers’ needs and preferences while keeping what makes our products unique. Our goal is to create even more expansive fully integrated customer relationships by offering a one-touch experience as they see the solutions that are possible across our entire product portfolio. Robert has been instrumental in accelerating the revenue growth and market presence of our Health division, and I look forward to watching him grow our business.”

Anthony Hynes, currently President of Global Travel, will move to an Executive Advisor role, reporting to Melissa Smith. In addition, Scott Phillips, President, Global Fleet, will retain his current position until January 1, 2022, and will help facilitate a smooth transition of the Fleet business, until he leaves WEX on April 1, 2022. “Since joining WEX as part of our acquisition of EFS in 2016, Scott has been a key member of the executive leadership team, and has been a huge part of the success of our Global Fleet business. He helped evolve, innovate and modernize our fleet platform, and has been a tireless advocate for our customers and partners. On behalf of both the Board of Directors and our employees, I want to thank Scott for his leadership at WEX and wish him success in his future endeavors,” said Ms. Smith.

The remainder of the Executive Leadership Team will continue in their existing roles.

“Looking ahead, I am confident these changes will allow us to secure our next phase of growth and better position us to achieve our strategic priorities. The future is very bright for WEX,” said Ms. Smith.

About WEX

WEX (NYSE: WEX) is a leading financial technology service provider. We provide payment solutions to businesses of all sizes across a wide spectrum of sectors, including fleet, corporate payments, travel and health. WEX has offices in 14 countries and employs approximately 5,400 people around the world. Learn more at LinkedIn, Facebook, Instagram, Twitter, and our corporate blog. For more information, visitwww.wexinc.com.

Forward-Looking Statements Disclaimer

This release contains forward-looking statements, including statements regarding: our expectations regarding the reorganization of the Executive Leadership Team and our plans to appoint additional officers. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: WEX’s ability to finalize the Executive Leadership Team transition and to appoint additional officers, as well as other risks and uncertainties identified in Item 1A of WEX’s annual report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 1, 2021 and WEX’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 4, 2021. WEX's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this release and undue reliance should not be placed on these statements. WEX disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts

News media:
WEX
Rob Gould, 207-523-7429
robert.gould@wexinc.com

or

Investor:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com